UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                 April 29, 2004

                            ULTRALIFE BATTERIES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
         (State or other jurisdiction of incorporation or organization)

           0-20852                                       16-1387013
           -------                                       ----------
  (Commission File Number)                  (I.R.S. Employer Identification No.)

                 2000 Technology Parkway, Newark, New York 14513
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               (Address of principal executive offices) (Zip Code)

                                 (315) 332-7100
                                 --------------
              (Registrant's telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

Ultralife Batteries, Inc. today filed with the SEC the Company's 2004 Proxy Statement in which it disclosed that two sitting directors will not stand for re-election to the Board of Directors at the Annual Meeting to be held June 10, 2004: Joseph C. Abeles, a founder of the Company and a director since March 1991, and Joseph N. Barrella, also a founder of the Company and a director. In recognition of his many years of service to Ultralife Batteries, Inc., the Board of Directors has bestowed the honorary title of Director Emeritus on Mr. Abeles. Effective on the date of the Annual Meeting, Mr. Abeles will no longer sit on the Board of Directors or on any of its committees. Mr. Barrella will become an ex-officio non-voting invitee to meetings of the Board of Directors and will be allowed to attend and participate in Board meetings at the pleasure of the Board. While Mr. Barrella will no longer be a member of the Board of Directors, he will continue to serve the Company as Senior Vice President of New Business Development.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ULTRALIFE BATTERIES, INC.

Dated: April 29, 2004                      By: /s/Peter F. Comerford
                                               ---------------------
                                               Peter F. Comerford
                                               Vice President - Administration &
                                               General Counsel


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